EXHIBIT 99.1

ADVANSOURCE BIOMATERIALS ANNOUNCES FISCAL 2011 THIRD QUARTER RESULTS

Wilmington, MA. February 15, 2010…AdvanSource Biomaterials Corporation (OTCQB: ASNB), a leading developer of advanced polymer materials for a broad range of medical devices, today announced financial results for its fiscal 2011 third quarter ended December 31, 2010.

Third Quarter 2011

For the third quarter of fiscal 2011, revenues, gross profit and net loss were as follows:

	For the Three Months Ended December 31,
	2010	2009
Revenues:
Product sales	$264	$455
License, royalty and development fees	163	213
Total revenues	427	668
Cost of sales	348	377
Gross Profit ($):
Total revenues	$79	$291
Product sales	$(84)	$78
Gross Profit (%)
Total revenues	18.5%	43.6%
Product sales	-31.8%	17.1%
Net loss from continuing operations	$(803)	$(542)
Net loss per share from continuing operations, basic and diluted	$(0.04)	$(0.03)

“The decrease in our fiscal 2011 third quarter product sales was largely attributable to decreased demand for polymers from two significant customers,” said Michael Adams, President and CEO.  “However, we believe demand from these two customers should return to more normal levels over the next several quarters.  In addition, we anticipate new, meaningful contracts and relationships in the next several quarters that could be accretive to polymer product sales.”

“During the second and third quarter of fiscal 2011, we believe the lower limit of license, royalty and development fees was met,” noted Adams.  “As a result, we anticipate slow but continuing progress in attracting development opportunities that could result in increasing royalty and licensing arrangements.”

“Not only were gross profits adversely affected by the lower product sales in the third quarter of fiscal 2011, but we incurred additional costs to make improvements in our polymer products,” added Adams.  “We believe there exist opportunities to improve our margins through certain cost containment measures and anticipated improvements in future product sales.”

Trailing 12-Months

For the trailing 12 months ended December 31, 2010, total revenues decreased to $1,902,000 compared with $2,350,000 for the comparable trailing 12 month period ended December 31, 2009.  However, product sales increased to $1,368,000 for the trailing 12 months ended December 31, 2010 as compared with $1,089,000 for the comparable trailing 12 month period ended December 31, 2009.

“Although our fiscal 2011 third quarter revenues were below those of the same period in fiscal 2010, the overall trend of product sales continues to be one of improvement,” Adams concluded.  “The sales and marketing initiatives implemented since embarking on the strategy to focus on our biomaterials business appears to be gaining traction.  The success of our initiatives has resulted in new agreements and arrangements for both the development of novel polymer-based biomaterials and continued sales of various polymer products to medical device manufacturers and research labs throughout the world.”

First Nine Months 2011

For the first nine months of fiscal 2011, revenues, gross profit and net loss were as follows:

	For the Nine Months Ended December 31,
	2010	2009
Revenues:
Product sales	$1,027	$1,010
License, royalty and development fees	394	626
Total revenues	1,421	1,636
Cost of sales	1,070	1,007
Gross Profit ($):
Total revenues	$351	$629
Product sales	$(43)	$3
Gross Profit (%)
Total revenues	24.7%	38.4%
Product sales	-4.2%	0.3%
Net loss from continuing operations	$(2,155)	$(1,972)
Net loss per share from continuing operations, basic and diluted	$(0.10)	$(0.09)

As of December 31, 2010, we had cash and cash equivalents of $1,360,000 as compared with $3,055,000 as of March 31, 2010.

About AdvanSource Biomaterials Corporation

AdvanSource Biomaterials Corporation manufactures advanced polymer materials which provide critical characteristics in the design and development of medical devices.  The Company’s biomaterials are used in devices that are designed for treating a broad range of anatomical sites and disease states.  AdvanSource’s business model leverages its proprietary materials science technology and manufacturing expertise in order to expand its product sales and royalty and license fee income.  More information about AdvanSource is available at its website: www.advbiomaterials.com.

Forward-Looking Statements

AdvanSource Biomaterials Corporation believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements.  For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010, September 30, 2010 and December 31, 2010.  The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

AdvanSource Biomaterials Corporation
David Volpe, Acting CFO
(978) 657-0075, ext. 103
dvolpe@advbiomaterials.com

[FINANCIAL TABLES FOLLOW]

AdvanSource Biomaterials Corporation
Condensed Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	December 31	March 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,360	$3,055
Accounts receivable-trade, net of allowance of $5 as of December 31, 2010 and March 31, 2010	62	117
Accounts receivable-other	110	105
Inventories, net	488	456
Prepaid expenses and other current assets	77	92
Total current assets	2,097	3,825
Property, plant and equipment, net	2,864	3,049
Total assets	$4,961	$6,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$212	$187
Accrued expenses	321	207
Deferred revenue	56	64
Total current liabilities	589	458

Commitments and contingencies (Note 10)

Stockholders' equity:
Preferred stock; $.001 par value; 5,000,000 shares authorized; 500,000 shares issued and none outstanding as of December 31, 2010 and March 31, 2010	-	-
Common stock; $.001 par value; 50,000,000 shares authorized; 21,312,238 and 21,278,386 shares issued, and 21,235,546 and 21,201,694 shares outstanding as of December 31, 2010 and March 31, 2010, respectively	21	21
Additional paid-in capital	37,909	37,798
Accumulated deficit	(33,528)	(31,373)
	4,402	6,446
Less: treasury stock, 76,692 shares at cost at December 31, 2010 and March 31, 2010	(30)	(30)
Total stockholders' equity	4,372	6,416
Total liabilities and stockholders' equity	$4,961	$6,874

AdvanSource Biomaterials Corporation
Condensed Statements of Operations
(Unaudited - in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Product sales	$264	$455	$1,027	$1,010
License, royalty and development fees	163	213	394	626
	427	668	1,421	1,636
Cost of sales	348	377	1,070	1,007
Gross profit	79	291	351	629
Operating expenses:
Research, development and regulatory	215	158	550	499
Selling, general and administrative	667	676	1,956	2,072
	882	834	2,506	2,571
Loss from operations	(803)	(543)	(2,155)	(1,942)
Other income (expense):
Interest income	-	1	-	5
Other expense	-	-	-	(35)
Other income (expense)	-	1	-	(30)
Net loss from continuing operations	(803)	(542)	(2,155)	(1,972)
Income from discontinued operations - sale of subsidiaries, net of tax of $0	-	-	-	942
Net loss	$(803)	$(542)	$(2,155)	$(1,030)
Net loss per common share, basic and diluted:
Net loss per share, continuing operations	$(0.04)	$(0.03)	$(0.10)	$(0.09)
Net income per share, discontinued operations	-	-	-	0.04
Net loss per common share, basic and diluted	$(0.04)	$(0.03)	$(0.10)	$(0.05)
Shares used in computing net income (loss) per common share, basic and diluted	21,312	21,168	21,293	21,144